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                                                                   Exhibit 10.31


                              SYBRON CHEMICALS INC.

                            SHARE PARTICIPATION PLAN

                                 AMENDMENT NO. 2

                  Sybron Chemicals Inc., a Delaware corporation (hereinafter called the "Company") established, effective June 11, 1990, the "Sybron Chemical Industries Inc. Share Participation Plan", renamed the "Sybron Chemicals Inc. Share Participation Plan" (hereinafter the "Plan"). On October 30, 1992, the Plan was first amended through the adoption of Amendment No. 1.

                  The Committee desires to further amend the Plan as hereinafter set forth.

                NOW, THEREFORE, subject to the approval of the Board of Directors of the Company, the Plan is hereby amended as follows:

                  1. Paragraph 1, subparagraph (d) of the Plan is hereby amended to read in its entirety as follows:

                  "(d)     "Committee" shall mean a committee comprised of R.M.
Klein, S.F. Ladin, J.H. Schroeder and S.R. Adler, or such other persons as shall be appointed by the Board of Directors of SCI to serve in addition to, or in lieu of, the aforementioned appointees."

                  2. Paragraph 1, subparagraph (e)(i) of the Plan is hereby amended to read in its entirety as follows:

                           "(i) have completed at least one full year of service
                  with the Company or are at the Executive Grade level; provided that, after April 1, 2000, the Committee shall have the discretion to waive such one-year requirement with respect to any Employee". 3. Paragraph 1, subparagraph (h) of the Plan is hereby amended to read in its entirety as follows:

                           "(h) "Triggering Event" shall mean:

                                     (i) the sale or disposal of substantially
all of the assets of the Company, or

                                    (ii) the date any entity, person or group,
within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or Citigroup or any of their subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or any other person or group in which the present management of the Company shall have an aggregate equity interest, on a fully diluted basis, of no less than 20%, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of (A) the Company's Common Stock, or (B) the Common Stock of the Company resulting from the merger or consolidation of the Company with or into any other entity."

                  4. Paragraph 3(d) of the Plan is hereby amended to read in its entirety as follows:
                           "(d) If an Awardee is an Optionee in the Sybron
                  Chemicals Inc. 1992 Stock Option Plan (the "Stock Option
                  Plan") as defined therein, the Stock Option Plan   Committee
                  may   designate  a  number  or  percent  of Participation
                  Shares awarded to the Awardee which will be canceled prior to a Triggering Event in conjunction with the exercise of a Stock Option which has been granted to the Awardee pursuant to the Stock Option Plan. The terms and conditions under which such Participation Shares will be canceled shall be set forth in the Stock Option Grant Agreement (the "Agreement") made between the Awardee and the Company. The Agreement may apply to Participation Shares awarded to the Awardee before or after the date of the Agreement but prior to the exercise of all or a part of the Non-qualified Stock Option. Any such cancellation shall be duly noted in the registry. Notwithstanding the foregoing, in no event shall Participation Shares awarded from and after April 1, 2000 be canceled as a result of the exercise of Stock Options granted pursuant to the Stock Option Plan." 5. Paragraphs 4(a), 4(b) and 5 of the Plan are hereby amended by replacing all references to the "first anniversary of the Triggering Event" with the "sixth monthly anniversary of the Triggering Event".

                  6. The Plan in all other respects is hereby ratified and confirmed.

                  IN WITNESS WHEREOF, Sybron Chemicals Inc. has caused this amendment to the Plan to be signed, effective April 1, 2000 and its corporate seal to be hereunto affixed by its duly authorized officers this 17th day of April, 2000.

                                                     Sybron Chemicals Inc.
                                                     By: /s/ Steven F. Ladin

ATTEST:
By:
        (Corporate Seal)
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